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Exhibit 99(d)

PANHANDLE EASTERN PIPE LINE COMPANY, LLC

Offer to Exchange Up to $200,000,000 Aggregate Principal Amount of Our
2.75% Senior Notes Due 2007, Series B
for Any and All of the $200,000,000 Aggregate Principal Amount of Our Outstanding
2.75% Senior Notes Due 2007, Series A

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 200            (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Panhandle Eastern Pipe Line Company, LLC (the "Issuer") to exchange up to $200,000,000 aggregate principal amount of our 2.75% senior notes due 2007, series B, which have been registered under the Securities Act of 1933, as amended (the "2.75% Exchange Notes"), for $200,000,000 aggregate principal amount of our outstanding 2.75% senior notes due 2007, series A (the "2.75% Original Notes" or the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of August 18, 2003, by and among the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, LLC, J.P. Morgan Securities Inc., and Credit Lyonnais Securities (USA) Inc.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Time, on                        , 2004, unless extended by the Issuer (the "Expiration Date"). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Original Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions of the Exchange Offer".

  3.
  Any transfer taxes incident to the transfer of Original Notes from the holder to the Issuers will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4.
  The Exchange Offer expires at 5:00 p.m., Eastern Time, on                        , 2004, unless extended by the Issuer.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Panhandle Eastern Pipe Line Company, LLC with respect to their Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Original Notes held by you for any account as indicated below:

Aggregate Principal Amount of Original Notes

2.75% Senior Notes Due 2007
☐ Please do not tender any Original Notes held by you for my account
Dated: , 200	Signature(s)

Please print name(s) here

Address(es)
Area Code and Telephone Number
Tax Identification or Social Security Number(s)

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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PANHANDLE EASTERN PIPE LINE COMPANY, LLC Offer to Exchange Up to $200,000,000 Aggregate Principal Amount of Our 2.75% Senior Notes Due 2007, Series B for Any and All of the $200,000,000 Aggregate Principal Amount of Our Outstanding 2.75% Senior Notes Due 2007, Series A
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER